UMH PROPERTIES, INC.

Employment Agreement – Samuel A. Landy

AGREEMENT EFFECTIVE JANUARY 1, 2012

BY AND BETWEEN:

UMH PROPERTIES, INC,

a Maryland Corporation (“Corporation”)

AND:

Samuel A. Landy (“Employee”)

Corporation desires to employ Employee to the business of the Corporation and Employee agrees to be so employed.  The parties agree as follows:

1.

Term of Employment.

a.

Corporation agrees to employ Employee and Employee agrees to be employed in the capacity of President for a term of three (3) years, effective January 1, 2012 and terminating December 31, 2014.  Prior to the expiration of this Agreement, the Employee shall negotiate a new Agreement with the Compensation Committee.

b.

In the event of a merger of the Corporation, sale or change of control, defined as voting control (under any such circumstance referred to as a Change of Control), Employee shall have the right to extend and renew this Employment Agreement so that the expiration date will be three years from the date of the Change of Control. Alternatively, Employee shall have the right to terminate this Agreement and shall be entitled to receive one year’s compensation in accordance with paragraph 1c below. Any combination of MONMOUTH REAL ESTATE INVESTMENT CORPORATION and UMH PROPERTIES, INC. shall not be considered a Change of Control.

c.

If there is a termination of employment by the Corporation for any reason, either involuntary or voluntary, including the death of the Employee, Employee shall be entitled to the greater of the base salary due under the remaining term of this Agreement or one year’s base salary at the date of termination, paid monthly over the remaining term or life of this Agreement.

d.

In addition to any other compensation afforded herein, provided that Employee is actively employed by the Corporation as of the consummation of a Change of Control, Employee shall be entitled to a

transaction bonus consistent with the terms of the Corporation’s Executive   Management Transaction Bonus Plan, which Plan shall be approved by   the Corporation’s Compensation Committee.

1.

Time and Efforts.

Employee shall diligently and conscientiously devote his time and attention and use his best efforts in the discharge of his duties as President of the Corporation.

2.

Board of Directors

Employee should at all times discharge his duties in consultation with and under the supervision of the Board of Directors of the Corporation.  In the performance of his duties, Employee shall make his principal office such place as the Board of Directors of the Corporation and the Employee from time to time agree.

3.

Compensation.

Corporation shall pay to Employee as compensation for his services, a base salary, which shall be paid in such intervals as salaries are paid generally to other executive officers of the Corporation, as follows:

a.

For the year beginning January 1, 2012 and ending on December 31, 2012, the base salary shall be $378,000.

b.

For the year beginning January 1, 2013 and ending on December 31, 2013, the base salary shall be $396,900.

c.

For the year beginning January 1, 2014 and ending on December 31, 2014, the base salary shall be $416,745.

The above salary increases subsequent to 2012 will be paid only if FFO per share increases 3% per year.  If FFO per share does not increase 3% per year, then the salary increase will be limited to the CPI increase.  If FFO per share increases 9% over the 3 year period of this Agreement, but did not increase 3% during any one year period, then the unpaid additional salary will be paid retroactively. The base salary for 2012 shall not be contingent upon any increase in FFO per share or any other metric.

The Employee shall purchase and/or maintain a disability insurance policy, whose benefits shall commence 90 days after the date of disability.  During the first 90 days following the date of disability, Employee’s salary will continue to be paid by the Corporation.  Thereafter, the Employee will receive lost wages from the disability policy.  The Corporation will reimburse the Employee for the cost of such insurance.

4.

Bonuses.

A.

Bonuses shall be paid according to the following guidelines:

1.

A bonus will be paid by meeting each and/or any of the following goals set forth in paragraph 5A2 below. In order to receive any of the bonuses set forth below, FFO per share must have increased 3% during the year.  Notwithstanding the provisions of Paragraph 5A2, the maximum bonus will be 21% of base salary, which shall mean that the bonuses set forth in paragraph 5A2 shall be capped at 21%.  In the event FFO per share does not increase 3% during the year, the bonus will not be paid; however, if over the 3 year period of the contract FFO per share increases 9% over the year 2011, then any earned unpaid bonus will be reinstated.

2.

Performance will be measured by achieving one or more of the following:

a.

There shall be a minimum of 175 new home sales per year. (10% Bonus if met).

b.

If occupancy in the Corporation’s communities measured as of the date of this Agreement increases 1% (88 units) with not more than 10% of the increase from rentals, a 10% bonus will be paid.

c.

Acquisition of at least 350 spaces per year. (A 7% Bonus if there are acquisitions of 350 spaces or more).

                     The payment of any bonus under this plan does not exclude the payment of any other bonuses including the stock option bonus referred to below:

3.

Restricted Stock Grant of a minimum of 25,000 shares per year.

1.

Expenses.

Corporation will reimburse Employee for reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement.  Employee shall present to the Corporation from time to time an itemized account of such expenses in such form as may be required by the Corporation.

2.

Vacation.

Employee shall be entitled to take four (4) paid weeks vacation per year and the same holidays as provided for other members of the staff.

3.

Pension.

Employee, at his option, may participate in the 401-K plan of UMH Properties, Inc. according to its terms.

4.

Life and Health Insurance Benefits, and Automobile.

Employee shall be entitled during the term of this Agreement to participate in all health insurance and group life insurance benefit plans providing benefits generally applicable to the employees of UMH Properties, Inc. as may be modified from time to time.

Corporation shall directly pay up to $1,600 per year for the life insurance policy owned by the Samuel Landy Family Ltd. Partnership.

Corporation will also provide the Employee with an automobile, including maintenance, repairs, insurance, and all costs incident thereto, all comparable to those presently provided to Employee by the Corporation.

5.

Indemnification and Attorneys’ Fees

The Corporation agrees to indemnify the Employee from any and all lawsuits filed directly against the Employee by a third party in his capacity as Employee and/or Director of the Corporation.  The Corporation will pay all attorneys’ fees and costs to defend the Employee from any such lawsuits.

6.

Notices.

All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or such other addresses as either may designate in writing to the other party:

Corporation:

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9N, Suite 3C

Freehold, NJ  07728

Employee:

Samuel A. Landy

(address on file)

7.

Governing Law.

This agreement shall be construed and governed in accordance with the laws of the State of New Jersey.

8.

Entire Contract.

This Agreement constitutes the entire understanding and agreement between the Corporation and Employee with regard to all matters herein.  There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto.  This agreement may be amended only in writing signed by both parties hereto.

9.

Modification and Waiver

No provision of this Employment Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically designated by the Board of Directors of the Corporation.  No waiver by either party hereto at any time of any breach by the other party hereof, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

10.

Successors.

This Agreement shall be binding on the Company and any successor to any of its businesses or assets. This Agreement shall inure to the benefit of and be enforceable by Employee’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

11.

Severability

The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provisions herein contained.  Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity of unenforceability.

12.

Headings

Headings used in this Employment Agreement are for convenience only and shall not be used to interpret its provisions.

IN WITNESS WHEREOF, Corporation has by its appropriate officers signed and affixed its seal and Employee has signed and sealed this Agreement.

UMH PROPERTIES, INC.

By:   /s/  Richard Molke

Richard Molke, Chairman

Compensation Committee

(SEAL)

By:   Samuel Landy

Samuel Landy

Employee

Dated:   December 15, 2012